EXHIBIT 99.3

SALANT CORPORATION

PROXY

SPECIAL MEETING OF SHAREHOLDERS

June    , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SALANT CORPORATION

The undersigned hereby appoints Michael L. Setola and Awadlesh K. Sinha and each or either of them as Proxies of the undersigned, with full power of substitution, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock, $1.00 par value, of Salant Corporation, a Delaware corporation, held of record by the undersigned on May     , 2003 at the Special Meeting of Shareholders of Salant Corporation to be held on June    , 2003, or at any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy, when properly executed will be voted as specified on the reverse side. This Proxy will be voted FOR Proposal No. 1 if no specification is made.

This Proxy may be revoked at any time prior to the voting of the Proxy by the execution and submission of a revised Proxy by written notice to the secretary of Salant or by voting in person at the special meeting or by properly completing and executing a later dated Proxy and delivering it to the secretary of Salant at or before the special meeting.

Proposal 1.  To adopt the agreement and plan of merger, dated February 3, 2003, among Salant Corporation, Perry Ellis International, Inc. and Connor Acquisition Corp., a wholly owned subsidiary of Perry Ellis.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

Proposal 2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof, including adjournment to permit the board of directors to solicit additional Proxies. Notwithstanding the foregoing, Proxies voted against Proposal 1 will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional Proxies.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2003
(Signature)
(Additional signature if held jointly)

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. NO

POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.